MetaStat, Inc. Announces Issuance of New U.S. Patent for its MetaSite Breast™ Test

MONTCLAIR, N.J., March 6, 2014 -- MetaStat, Inc. (MTST), a life science company focused on understanding and treating systemic metastasis, announced today that the United States Patent and Trademark Office (USPTO) issued on February 4, 2014, U.S. Patent No. 8,642,277 entitled: "TUMOR MICROENVIRONMENT OF METASTASIS (TMEM) AND USES THEREOF IN DIAGNOSIS, PROGNOSIS AND TREATMENT OF TUMORS." The named inventors of this new patent are John Condeelis, Thomas E. Rohan, Frank B. Gertler, and Joan G Jones.

The patent, which expires in November 2031, contains 27 claims that center on the company’s MetaSite Breast™ diagnostic assay.  The MetaSite Breast™ test is the first diagnostic that directly detects and quantifies the actual mechanisms by which metastatic cells disseminate through the blood stream to cause the secondary (metastatic) tumors that are responsible for 90% of fatalities in epithelial-based solid tumor cancers.

Dr. Oscar Bronsther, Chief Executive Officer of MetaStat, commented, “We are pleased to receive this pivotal patent for our initial breast cancer diagnostic, the MetaSite Breast™ test, which we anticipate commercializing in 2015.”  Dr. Bronsther continued “We look forward to offering the MetaSite Breast™ test as part of our suite of novel breast cancer diagnostics targeting the 238,000 women with newly diagnosed breast cancer annually in the U.S.  We believe the MetaSite Breast™ has the potential to allow women and their oncologists to make more informed decisions about their personalized approach to cancer care including the appropriate role of chemotherapy in their treatment.”

MetaStat’s diagnostics aimed at epithelial-based solid tumor cancers address a $1.7 billion annual market opportunity in the U.S. alone.

About MetaStat, Inc.

MetaStat is a life sciences company that develops and commercializes diagnostic products and novel therapeutics for the early and reliable prediction and treatment of systemic metastasis, the process by which cancer spreads from a primary tumor through the bloodstream to other areas of the body. MetaStat is focused on breast, prostate, lung and colorectal cancers, where systemic metastasis is responsible for approximately 90% of all deaths. The company's function-based diagnostic platform technology is based on the identification and understanding of the pivotal role of the mena protein and its isoforms, a common pathway for the development of systemic metastatic disease in all epithelial-based solid tumors. Both the MetaSite Breast™ and MenaCalc™ product lines are designed to accurately stratify patients based on their individual risk of metastasis and to allow clinicians to better "customize" cancer treatment decisions by positively identifying patients with a high-risk of metastasis who need aggressive therapy and by sparing patients with a low-risk of metastasis from the harmful side effects and expense of chemotherapy. Additionally, the MenaBloc™ therapeutic program aims to build upon mena biology and alternative splicing events as a driver of disease progression to exploit novel targets that provide precision medicines in oncology.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events or results to differ materially from those projected in the forward-looking statements as a result of various factors and other risks, including those set forth in the company's Annual Report on Form 10-K filed with the Securities and Exchange Commission. You should consider these factors in evaluating the forward-looking statements included herein, and not place undue reliance on such statements. The forward-looking statements in this release are made as of the date hereof and the company undertakes no obligation to update such statements.

Contact

IRTH Communications
Robert Haag
1-866-976-4784
mtst@irthcommunications.com

MetaStat, Inc.
Daniel Schneiderman
Vice President, Finance
(212) 796-8170
dan@metastat.com